EXHIBIT 5.1
Gerard A. Chamberlain
2431 Brown Street
Philadelphia, PA 19130
November 29, 2007
Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, DE 19890

Re:	Wilmington Trust Corporation Shelf Registration Statement
Ladies and Gentlemen:
I have served as counsel to Wilmington Trust Corporation, a Delaware corporation (the “Company”), in connection with an automatic shelf registration statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “Commission”) relating to the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of senior and subordinated debt securities of the Company (the “Securities”), in amounts, at prices, and on terms the Company may designate at the time of the applicable offering of any of the Securities.
The Securities may be issued, sold, and delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus forming a part of the Registration Statement (the “Prospectus”), and any supplement thereto. The Securities will be issued in one or more series pursuant to an indenture, the form of which will be filed with the Commission or incorporated by reference as Exhibit 4.2 or 4.3 to the Registration Statement (the “Indenture”). Future amendments and supplements to the Indenture or one or more officers’ certificates executed and delivered pursuant thereto specifying the terms of the Securities (each, an “Amendment” and, collectively, the “Amendments”) will be in a form to be filed as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated by reference in the Registration Statement.
In connection with the foregoing, I have examined the Registration Statement, the Prospectus, the Indenture, and the Form of Subordinated Debt Security and the Form of Senior Debt Security that are incorporated by reference as Exhibit 4.4 and 4.5, respectively, to the Registration Statement. I also have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records, certificates, and other documents and have made such investigations of law as I have deemed necessary or appropriate as a basis for the opinions expressed below. I also have relied, without investigation, upon certificates and other documents from, and conversations with, public officials. I have conducted no independent investigation of any kind as to any factual matter relevant to the opinions expressed herein, and with respect to those factual matters I have relied exclusively on the documents and certificates I have examined and have assumed the accuracy of the matters stated therein.

Wilmington Trust Corporation
November 29, 2007

In rendering the following opinions, I have assumed, without investigation, the authenticity and completeness of any document or other instrument submitted to me as an original, the conformity to the original and completeness of any document or other instrument submitted to me as a copy, the genuineness of all signatures on those originals or copies, the incumbency, authority, and legal right and authority of the officers and other persons signing the Registration Statement, Prospectus, Indenture, Note, Amendments, and other documents executed and delivered in connection therewith, and the legal capacity of natural persons who executed any such document or instrument at the time of the execution thereof.
I further have assumed that the Indenture is the legal, valid, and binding obligation of each party thereto other than the Company, enforceable against each such party in accordance with its terms, and that the Indenture and the Securities will be governed by and construed in accordance with the laws of the State of New York.
Based upon and subject to the foregoing, and the other qualifications and limitations contained herein, I am of the opinion that, with respect to the issuance and sale of any Securities the Company offers, including any Security issuable upon the conversion, exchange, or exercise of any Security offered that has been duly authorized, created, and, if appropriate, reserved for issuance upon such conversion, exchange, or exercise, when (1) the Indenture and any Amendment thereto has been duly executed and delivered by the Company and, if applicable, the trustee named therein, (2) the Securities have been executed, authenticated, issued, and delivered (a) against receipt of the consideration approved therefor by the Company’s Board of Directors and (b) as provided in the Indenture relating thereto, (3) the Securities and the Indenture relating thereto, at the time of any offer or sale, have been specifically authorized by the Company’s Board of Directors, a duly authorized committee thereof, or a duly authorized officer granted the requisite power and authority thereby for issuance, execution, and delivery by the Company, (4) the Registration Statement, and any post-effective amendment thereto, have become effective under the Securities Act and comply with all applicable laws, (5) one or more prospectus supplements have been filed with the Commission describing the particular Securities offered thereby, (6) all Securities have been issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Prospectus and the applicable prospectus supplement relating thereto, (7) a definitive purchase, underwriting, or similar agreement with respect to the Securities has been duly authorized and validly executed and delivered by the Company and the other parties thereto, (8) the terms of the Securities do not, and the execution, delivery, and performance by the Company of the Indenture does not, violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and the terms of the Securities comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (9) no consent, approval, authorization, or other action by, and no notice to or filing with, any governmental body, agency, or any other third party is required for the execution, delivery, or performance by the Company of the Indenture or, if any such consent, approval, authorization, action, notice, or filing is required, it has been duly obtained, taken, given, or made and is in full force and effect, such Securities will constitute valid and binding obligations of the Company, enforceable against it in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that enforcement may be limited by or subject to (x) bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance, liquidation, and other laws relating to or affecting creditors’ rights and remedies (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers, and preferential transfers), (y) the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability, and materiality (regardless of whether the

Wilmington Trust Corporation
November 29, 2007

applicable agreements are considered in a proceeding in equity or at law), including, without limitation, the possible unavailability of specific performance, injunctive relief, or other equitable remedy, and (z) public policy.
I am a member of the Pennsylvania bar. The opinions expressed in this opinion letter are limited to Delaware’s General Corporation Law, the laws of the State of New York, and the federal law of the United States of America. I am not opining on, and I assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other law or the laws of any other jurisdiction. As used herein, “the laws of the State of New York” and “Delaware’s General Corporation Law” include the statutory provisions contained therein, all applicable provisions of the New York and Delaware Constitutions, respectively, and reported judicial decisions interpreting such provisions.
I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name as it appears under the caption “Legal Matters” in the Prospectus. In giving such consent, I do not admit that I am an “expert” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.
I further consent to the filing of this opinion as an exhibit to applications to the securities commissioners of the various states of the United States, to the extent so required, in connection with the registration of the Securities.
This opinion is intended solely for your benefit in connection with the transaction described above and, except as provided in the immediately preceding paragraphs, may not be otherwise communicated or furnished to, reproduced, filed publicly, or used or relied upon by, any other person or entity for any other purpose without my express prior written consent. This opinion is limited to the matters stated herein, and no opinion or belief is implied or may be inferred beyond the matters expressly stated herein. This opinion is based upon currently existing statutes, rules, regulations, and judicial decisions, and I disclaim any obligation to advise you of any change in any of those sources of law or subsequent legal or factual developments that might affect any matter or opinion herein.
Very truly yours,
/s/ Gerard A. Chamberlain, Esquire